                                                                    EXHIBIT 99.2

              NORTHLAND CABLE PROPERTIES SEVEN LIMITED PARTNERSHIP

                              Financial Statements

                           December 31, 2003 and 2002

                   (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT

The Partners
Northland Cable Properties Seven Limited Partnership:

We have audited the accompanying balance sheets of Northland Cable Properties Seven Limited Partnership (a Washington limited partnership) as of December 31, 2003 and 2002, and the related statements of operations, changes in partners' capital (deficit), and cash flows for each of the years in the three year period ended December 31, 2003. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Northland Cable Properties Seven Limited Partnership as of December 31, 2003 and 2002, and the results of its operations and its cash flows for each of the years in the three year period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

As described in note 3(d) to the financial statements, the Partnership changed its method of accounting for goodwill and intangible assets beginning January 1, 2002.

/s/ KPMG LLP
-------------------
Seattle, Washington
February 6, 2004

              NORTHLAND CABLE PROPERTIES SEVEN LIMITED PARTNERSHIP

                                 Balance Sheets

                           December 31, 2003 and 2002

                             ASSETS                                       2003               2002
----------------------------------------------------------------      -------------       -----------
Cash                                                                  $     758,694           677,536
Accounts receivable                                                         450,978           727,991
Due from affiliates                                                          67,242            34,376
Prepaid expenses                                                            107,780           117,290
System sale receivable                                                    1,120,494                --

Investment in cable television properties:
  Property and equipment                                                 26,588,140        41,728,964
     Less accumulated depreciation                                      (15,210,270)      (23,931,717)
                                                                      -------------       -----------
                                                                         11,377,870        17,797,247

  Franchise agreements (net of accumulated amortization
     of $10,321,249 and $10,849,665 in 2003 and 2002,                     9,607,185        10,568,237
     respectively)
  Goodwill (net of accumulated amortization of $70,130 in 2002)                  --           152,799
                                                                      -------------       -----------
            Total investment in cable television properties              20,985,055        28,518,283
                                                                      -------------       -----------
Loan fees and other intangibles (net of accumulated amortization
  of $714,987 and $1,104,455 in 2003 and 2002, respectively)                720,436           517,422
                                                                      -------------       -----------
            Total assets                                              $  24,210,679        30,592,898
                                                                      =============       ===========
            LIABILITIES AND PARTNERS' CAPITAL (DEFICIT)

Liabilities:
  Accounts payable and accrued expenses                               $   1,198,834         2,499,502
  Due to General Partner and affiliates                                      51,793           973,023
  Deposits                                                                   18,210            18,300
  Subscriber prepayments                                                    358,129           675,535
  Notes payable                                                          21,500,000        40,054,185
                                                                      -------------       -----------
            Total liabilities                                            23,126,966        44,220,545
                                                                      -------------       -----------
Commitments and contingencies

Partners' capital (deficit):
  General Partners:
     Contributed capital                                                    (25,367)          (25,367)
     Accumulated deficit                                                   (176,264)         (323,378)
                                                                      -------------       -----------
                                                                           (201,631)         (348,745)
                                                                      -------------       -----------
  Limited Partners:
     Contributed capital, net (49,656 units)                             18,735,576       18,735,576
     Accumulated deficit                                                (17,450,232)      (32,014,478)
                                                                      -------------       -----------
                                                                          1,285,344       (13,278,902)
                                                                      -------------       -----------
            Total liabilities and partners' capital (deficit)         $  24,210,679        30,592,898
                                                                      =============       ===========

See accompanying notes to financial statements.

              NORTHLAND CABLE PROPERTIES SEVEN LIMITED PARTNERSHIP

                            Statements of Operations

                  Years ended December 31, 2003, 2002, and 2001

                                                         2003              2002            2001
                                                      ------------      ----------      ----------
Revenue                                               $ 13,936,290      13,568,247      12,698,705
                                                      ------------      ----------      ----------
Expenses:
  Operating (including $138,030, $111,655,
   and $108,822, net, paid to affiliates in 2003,
   2002, and 2001, respectively), excluding
   depreciation and amortization expense
   recorded below                                          965,408         953,898         949,398
  General and administrative (including
   $1,354,122, $1,264,974, and $1,196,157, net,
   paid to affiliates in 2003, 2002, and 2001,
   respectively)                                         3,639,787       3,413,322       3,193,958
  Programming (including $55,867, $65,657, net paid to
   affiliates and $66,035, net, received from
   affiliates in 2003, 2002, and 2001,                   4,630,174       4,417,073       3,701,142
   respectively)
  Depreciation and amortization expense                  2,150,636       2,229,021       4,042,573
  Loss on disposal of assets                                21,294          15,011         259,413
                                                      ------------      ----------      ----------
                                                        11,407,299      11,028,325      12,146,484
                                                      ------------      ----------      ----------
            Operating income                             2,528,991       2,539,922         552,221

Other income (expense):
  Interest expense and amortization of loan fees        (1,531,268)     (1,896,952)     (2,127,730)
  Gain on extinguishment of debt                            35,591              --              --
  Interest income and other, net                            (1,471)        (17,367)        (37,951)
                                                      ------------      ----------      ----------
            Income (loss) from continuing operations     1,031,843         625,603      (1,613,460)

Discontinued operations (note 11)
  Income (loss) from operations of Washington
  Systems, net (including gain on sale of
     systems of $14,027,857 in 2003)                    13,679,517      (1,063,356)       (264,620)
                                                      ------------      ----------      ----------
            Net income (loss)                           14,711,360        (437,753)     (1,878,080)
                                                      ============      ==========      ==========
Allocation of net income (loss):
  General Partners                                    $    147,114          (4,378)        (18,781)
  Limited Partners                                      14,564,246        (433,375)     (1,859,299)

Net income (loss) per limited partnership unit                 296              (9)            (38)

Net income (loss) from continuing operations per
  limited partnership unit                                      21              13             (33)
Net income (loss) from discontinued operations per
  limited partnership unit                                     275             (22)             (5)

See accompanying notes to financial statements.

              NORTHLAND CABLE PROPERTIES SEVEN LIMITED PARTNERSHIP

              Statements of Changes in Partners' Capital (Deficit)

                  Years ended December 31, 2003, 2002, and 2001

                               GENERAL        LIMITED
                              PARTNERS       PARTNERS         TOTAL
                             -----------    -----------    -----------
Balance, December 31, 2000   $  (325,586)   (10,986,228)   (11,311,814)

Net loss                         (18,781)    (1,859,299)    (1,878,080)
                             -----------    -----------    -----------
Balance, December 31, 2001      (344,367)   (12,845,527)   (13,189,894)

Net loss                          (4,378)      (433,375)      (437,753)
                             -----------    -----------    -----------
Balance, December 31, 2002      (348,745)   (13,278,902)   (13,627,647)

Net income                       147,114     14,564,246     14,711,360
                             -----------    -----------    -----------
Balance, December 31, 2003   $  (201,631)     1,285,344      1,083,713
                             ===========    ===========    ===========

See accompanying notes to financial statements.

              NORTHLAND CABLE PROPERTIES SEVEN LIMITED PARTNERSHIP

                            Statements of Cash Flows

                  Years ended December 31, 2003, 2002, and 2001

                                                        2003             2002            2001
                                                    ------------      ----------      ----------
Cash flows from operating activities:
  Net income (loss)                                 $ 14,711,360        (437,753)     (1,878,080)
  Adjustments to reconcile net income (loss) to
    net cash provided by operating activities:
       Depreciation and amortization expense           2,334,566       3,391,868       5,109,710
       Loan fee amortization                             743,198       1,219,055         128,590
       Noncash interest expense                               --         252,851              --
       (Gain) loss on asset dispositions             (14,006,563)         15,011         259,413
       Gain on extinguishment of debt                    (35,589)             --              --
       Unrealized (gain) loss on interest rate
          swap agreements                                     --        (277,449)        277,449
       Other                                              12,878              --              --
       Changes in certain assets and liabilities:
          Accounts receivable                            420,688        (135,219)          4,813
          Prepaid expenses                                 3,009         (27,991)         34,987
          Accounts payable and accrued
            expenses                                  (1,968,519)        879,491        (427,226)
          Due to/from General Partner and
            affiliates                                  (953,228)        670,747         151,730
          Deposits                                           (90)        (53,430)         28,150
          Subscriber prepayments                        (174,090)         80,178         (37,797)
                                                    ------------      ----------      ----------
               Net cash provided by operating
                 activities                            1,087,620       5,577,359       3,651,739
                                                    ------------      ----------      ----------
Cash flows from investing activities:
  Purchase of property and equipment                    (992,861)     (2,443,809)     (5,139,491)
  Proceeds from sale of systems                       19,281,427          (8,200)             --
  Proceeds from sale of assets                             2,500          14,348           4,900
                                                    ------------      ----------      ----------
               Net cash provided by (used in)
                 investing activities                 18,291,066      (2,437,661)     (5,134,591)
Cash flows from financing activities:
  Proceeds from notes payable                         21,500,000              --       4,500,000
  Principal payments on notes payable                (40,054,185)     (1,182,362)     (3,279,776)
  Loan fees and other                                   (743,343)     (1,404,860)       (105,170)
                                                    ------------      ----------      ----------
               Net cash (used in) provided by
                 financing activities                (19,297,528)     (2,587,222)      1,115,054
                                                    ------------      ----------      ----------
               Increase (decrease) in cash                81,158         552,476        (367,798)
Cash, beginning of year                                  677,536         125,060         492,858
                                                    ------------      ----------      ----------
Cash, end of year                                   $    758,694         677,536         125,060
                                                    ============      ==========      ==========
Supplemental disclosure of cash flow information:
   Cash paid during the year for interest           $  1,532,108       2,233,830       3,247,730

See accompanying notes to financial statements.

              NORTHLAND CABLE PROPERTIES SEVEN LIMITED PARTNERSHIP

                          Notes to Financial Statements

                           December 31, 2003 and 2002

(1)      ORGANIZATION AND PARTNERS' INTERESTS

         (a)      FORMATION AND BUSINESS

                  Northland Cable Properties Seven Limited Partnership (the Partnership), a Washington limited partnership, was formed on April 17, 1987. The Partnership was formed to acquire, develop, and operate cable television systems. The Partnership began operations on September 1, 1987, by acquiring a cable television system in Brenham, Texas. Additional acquisitions include systems serving seven cities and three unincorporated counties in southeast Texas; a system serving four cities in or around Vidalia, Georgia; a system serving two cities in or around Sandersville, Georgia; and two systems serving several communities in and around Toccoa and Royston, Georgia. The Partnership has 19 nonexclusive franchises to operate the cable systems for periods, which will expire at various dates through 2024.

                  On March 11, 2003, the Partnership sold the operating assets and franchise rights of its cable systems in and around Sequim and Camano Island, Washington (the "Washington Systems"). The accompanying financial statements present the results of operations and the sale of the Sequim and Camano Island systems as discontinued operations.

                  Northland Communications Corporation is the General Partner (the General Partner or Northland) of the Partnership. Certain affiliates of the Partnership also own and operate other cable television systems. In addition, Northland manages cable television systems for other limited partnerships for which it is General Partner.

                  FN Equities Joint Venture, a California joint venture, is the Administrative General Partner of the Partnership.

                  Collectively, the General Partner and the Administrative General Partner are referred to herein as the General Partners.

                  The Partnership is subject to certain risks as a cable television operator. These include competition from alternative technologies (e.g., satellite), requirements to renew its franchise agreements, availability of capital, and compliance with note payable covenants.

         (b)      CONTRIBUTED CAPITAL, COMMISSIONS, AND OFFERING COSTS

                  The capitalization of the Partnership is set forth in the accompanying statements of changes in partners' capital (deficit). No Limited Partner is obligated to make any additional contribution.

                  Northland contributed $1,000 to acquire its 1% interest in the Partnership.

                  Pursuant to the Partnership Agreement, brokerage fees paid to an affiliate of the Administrative General Partner and other offering costs paid to the General Partner were recorded as a reduction of Limited Partners' capital upon formation of the Partnership. The Administrative General Partner received a fee for providing certain administrative services to the Partnership.

                                                                     (Continued)

              NORTHLAND CABLE PROPERTIES SEVEN LIMITED PARTNERSHIP

                          Notes to Financial Statements

                           December 31, 2003 and 2002

(2)      BASIS OF PRESENTATION

         Certain prior period amounts have been reclassified to conform to the current period presentation. This includes reclassification of unrealized gains and losses on interest rate swap agreements, which were previously classified in a separate financial statement caption within other income (expense), to the interest expense and amortization of loan fees financial statement caption.

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(3)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (a)      ACQUISITION OF CABLE TELEVISION SYSTEMS

                  Cable television system acquisitions are accounted for as purchase transactions and their cost is allocated to the estimated fair market value of net tangible assets acquired and identifiable intangible assets, including franchise agreements. Any excess is allocated to goodwill.

         (b)      ACCOUNTS RECEIVABLE

                  Accounts receivable consist primarily of amounts due from customers for cable television or advertising services provided by the Partnership, and are stated at net realizable value. Receivables are written-off when the Partnership deems specific customer invoices to be uncollectible.

         (c)      PROPERTY AND EQUIPMENT

                  Property and equipment are recorded at cost. Costs of additions and substantial improvements, which include materials, labor and other indirect costs associated with the construction of cable transmission and distribution facilities, are capitalized. Indirect costs include employee salaries and benefits, travel and other costs. These costs are estimated based on historical information and analysis. The Partnership periodically performs evaluations of these estimates as warranted by events or changes in circumstances.

                  In accordance with Statement of Financial Accounting Standards
                  (SFAS) No. 51, Financial Reporting by Cable Television Companies, the Partnership also capitalizes costs associated with initial customer installations. The costs of disconnecting service or reconnecting service to previously installed locations are charged to operating expense in the period incurred. Costs for repairs and maintenance are also charged to operating expense, while equipment replacements, including the replacement of drops, are capitalized.

                  At the time of retirements, sales or other dispositions of property, the original cost and related accumulated depreciation are removed from the respective accounts, and the gains or losses are included in the statements of operations.

                                                                     (Continued)

              NORTHLAND CABLE PROPERTIES SEVEN LIMITED PARTNERSHIP

                          Notes to Financial Statements

                           December 31, 2003 and 2002

                  Depreciation of property and equipment is calculated using the straight-line method over the following estimated service lives:

Buildings                                                 20 years
Distribution plant                                        10 years
Other equipment and leasehold improvements              5-20 years

                  The Partnership recorded depreciation expense within continuing operations of $2,150,636, $2,175,253 and $1,932,732, in 2003, 2002, and 2001, respectively, and depreciation expense within discontinued operations of $183,930, $1,162,847 and $1,004,180 in 2003, 2002 and 2001,
                  respectively.

                  The Partnership periodically evaluates the depreciation periods of property and equipment to determine whether events or circumstances warrant revised estimates of useful lives. The Partnership also reviews the carrying value of its property and equipment for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. As of December 31, 2003, there has been no indication of such impairment.

         (d)      INTANGIBLE Assets

                  Effective January 1, 2002, the Partnership adopted SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 142 required that the Partnership cease amortization of goodwill and any other intangible assets determined to have indefinite lives, and established a new method of testing these assets for impairment on an annual basis or on an interim basis if an event occurs or circumstances change that would reduce the fair value of a reporting unit below its carrying value or if the fair value of intangible assets with indefinite lives falls below their carrying value on an annual basis. The Partnership determined that its franchise agreements met the definition of indefinite lived assets due to the history of obtaining franchise renewals, among other considerations. Accordingly, amortization of these assets also ceased on December 31, 2001. The Partnership tested these intangibles for impairment during the fourth quarter of 2003 and determined that the fair value of the assets exceeded their carrying value. The Partnership will continue to test these assets for impairment annually, or more frequently as warranted by events or changes in circumstances.

                                                                     (Continued)

              NORTHLAND CABLE PROPERTIES SEVEN LIMITED PARTNERSHIP

                          Notes to Financial Statements

                           December 31, 2003 and 2002

                  As required by SFAS No. 142, the statement has not been retroactively applied to the results for the periods prior to adoption. A reconciliation of net loss from continuing operations for the year ended December 31, 2001, as if amortization of goodwill and franchise agreements had not been recorded is presented below:

                                     CONTINUING      DISCONTINUED
                                     OPERATIONS       OPERATIONS       TOTAL
                                     -----------     ------------   ----------
Net income (loss):
  Reported net loss                  $(1,613,460)      (264,620)    (1,878,080)
Add back:
  Amortization of goodwill and
       franchise agreements            1,970,595         62,948      2,033,543
                                     -----------     ------------   ----------
            Adjusted net income      $   357,135       (201,672)       155,463
                                     ===========     ============   ==========
Net income (loss) per limited
  partnership unit:
     Reported net loss per limited
       partnership unit              $       (33)            (5)           (38)
Add back:
  Amortization of goodwill and
     franchise agreements                     40              1             41
                                     -----------     ------------   ----------
            Adjusted net income
               (loss) per limited
               partnership unit      $         7             (4)             3
                                     ===========     ============   ==========

         (e)      LOAN FEES AND OTHER INTANGIBLES

                  Loan fees and other intangibles are being amortized using the straight-line method over periods of five to six years (current weighted average remaining useful life of 5.25 years). The Partnership recorded amortization expense attributable to continuing operations of $636,529, $713,015, and $2,180,851 in 2003, 2002, and 2001, respectively.
                  Amortization expense attributable to discontinued operations was $144,287, $559,808 and $57,580 in 2003, 2002 and 2001,
                  respectively. Amortization of loan fees and other intangibles for each of the next five years and thereafter is expected to be as follows:

2004          $   139,439
2005              139,439
2006              139,439
2007              139,439
2008              139,439
Thereafter         23,241
              -----------
              $   720,436
              ===========

                                                                     (Continued)

              NORTHLAND CABLE PROPERTIES SEVEN LIMITED PARTNERSHIP

                         Notes to Financial Statements

                           December 31, 2003 and 2002

         (f)      SELF INSURANCE

                  The Partnership began self-insuring for aerial and underground plant in 1996. Beginning in 1997, the Partnership began making quarterly contributions into an insurance fund maintained by an affiliate which covers all Northland entities and would defray a portion of any loss should the Partnership be faced with a significant uninsured loss. To the extent the Partnership's losses exceed the fund's balance, the Partnership would absorb any such loss. If the Partnership were to sustain a material uninsured loss, such reserves could be insufficient to fully fund such a loss. The capital cost of replacing such equipment and physical plant, could have a material adverse effect on the Partnership, its financial condition, prospects and debt service ability.

                  Amounts paid to the affiliate, which maintains the fund for the Partnership and its affiliates, are expensed as incurred and are included in the statements of operations. To the extent a loss has been incurred related to risks that are self-insured, the Partnership records an expense and an associated liability for the amount of the loss, net of any amounts to be drawn from the fund. During 2001, the Partnership was charged $5,651 by the fund. Management suspended contributions during 2001 and throughout 2002 based on its assessment that the current balance would be sufficient to meet potential claims. In 2003, the Partnership was required to make contributions and was charged $3,025 by the fund. As of December 31, 2003, the fund (related to all Northland entities) had a balance of $560,350.

         (g)      REVENUE RECOGNITION

                  Cable television service revenue, including service and maintenance, is recognized in the month service is provided to customers. Advance payments on cable services to be rendered are recorded as subscriber prepayments. Revenues resulting from the sale of local spot advertising are recognized when the related advertisements or commercials appear before the public. Local spot advertising revenues earned in continuing operations were $1,009,019, $910,320, and $717,752 in 2003,
                  2002, and 2001, respectively, and local spot advertising revenues in discontinued operations were $111,874, $577,198 and $490,486 in 2003, 2002 and 2001, respectively.

         (h)      DERIVATIVES

                  The Partnership had only limited involvement with derivative instruments and does not use them for trading purposes. They are used to manage well-defined interest rate risks. The Partnership periodically enters into interest rate swap agreements with major banks or financial institutions (typically its bank) in which the Partnership pays a fixed rate and receives a floating rate with the interest payments being calculated on a notional amount.

                  The Partnership can be exposed to credit related losses in the event of nonperformance by counterparties to financial instruments but does not expect any counterparties to fail to meet their obligations, as the Partnership currently deals only with its bank. The exposure in a derivative contract is the net difference between what each party is required to pay based on the contractual interest rate versus the notional interest rate of the contract.

                  Effective January 1, 2001 the Partnership adopted Statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended. The adoption of SFAS No. 133 had no material effect on the partnership's financial statements.

                                                                     (Continued)

              NORTHLAND CABLE PROPERTIES SEVEN LIMITED PARTNERSHIP

                          Notes to Financial Statements

                           December 31, 2003 and 2002

                  Accordingly, the Partnership records all derivative instruments on the balance sheet at fair value. Depending on the nature of the hedge, the changes in the fair value of derivatives are either offset against the change in fair value of the hedged assets or liabilities through earnings or are recognized in other comprehensive income until the hedged item is recognized in earnings.

                  The Partnership elected not to designate its interest rate swap agreements as hedges under SFAS No. 133. Agreements in place as of December 31, 2001 expired during 2002, and the Partnership elected not to enter into any new agreements.

                  Included in interest expense and amortization of loan fees are an unrealized gain of $277,449 and an unrealized loss of $277,449 in 2002 and 2001, respectively, related to interest rate swap agreements.

         (I)      ADVERTISING COSTS

                  The Partnership expenses advertising costs as they are incurred. Advertising costs attributable to continuing operations were $532,364, $465,078, and $435,843 in 2003,
                  2002, and 2001, respectively, and advertising costs attributable to discontinued operations were $70,509, $363,155 and $296,344 in 2003, 2002 and 2001, respectively.

         (j)      SEGMENT INFORMATION

                  The Partnership follows SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information. The Partnership manages its business and makes operating decisions at the operating segment level. Following the operating segment aggregation criteria in SFAS No. 131, the Partnership reports business activities under a single reporting segment, telecommunications services. Additionally, all of its activities take place in the United States of America.

         (k)      CONCENTRATION OF CREDIT RISK

                  The Partnership is subject to concentrations of credit risk from cash investments on deposit at various financial institutions that at times exceed insured limits by the Federal Deposit Insurance Corporation. This exposes the Partnership to potential risk of loss in the event the institution becomes insolvent.

         (l)      FAIR VALUE OF FINANCIAL INSTRUMENTS

                  Financial instruments consist of cash, interest rate swap agreements and notes payable. The fair value of cash approximates its carrying value. The fair value of interest rate swap agreements is the estimated amount that a bank would receive or pay to terminate the swap agreement at the reporting date and is equal to their carrying value. The fair value of the notes payable approximates their carrying value because of their variable interest rate nature (note 8).

         (m)      RECENTLY ADOPTED ACCOUNTING PRONOUNCEMENTS

                  In December 2003, the FASB revised FASB interpretation No. 46 (FIN 46R), Consolidation of Variable Interest Entities, which addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and accordingly should consolidate the entity. FIN 46R requires that calendar year public companies apply the unmodified or revised provisions of FIN 46 to entities previously considered special purpose entities

                                                                     (Continued)

              NORTHLAND CABLE PROPERTIES SEVEN LIMITED PARTNERSHIP

                          Notes to Financial Statements

                           December 31, 2003 and 2002

                  in the reporting period ended December 31, 2003. The interpretation is applicable to all other entities not previously considered special purpose entities in the quarter ending March 31, 2004. The adoption of FIN 46R did not have an impact on the Partnership's December 31, 2003 financial statements. Further, management does not anticipate that the adoption in 2004 as it relates to non-special purpose entities will have an impact on the Partnership's financial statements.

                  In June 2001, SFAS No. 143, Accounting for Asset Retirement Obligations, was issued. SFAS No. 143 requires the Partnership to record the fair value of an asset retirement obligation as a liability in the period in which it incurs a legal obligation associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development, and/or normal use of the assets. The Partnership also would record a corresponding asset that is depreciated over the life of the asset. Subsequent to the initial measurement of the asset retirement obligation, the obligation would be adjusted at the end of each period to reflect the passage of time and changes in the estimated future cash flows underlying the obligation. The Partnership was required to adopt SFAS No. 143 on January 1, 2003. Under the scope of this pronouncement, the Partnership has asset retirement obligations associated with the removal of equipment from poles and headend sites that are leased from third parties. The adoption of SFAS No. 143 did not have a material effect on the Partnership's financial statements.

                  In April 2002, SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections, was issued. SFAS No. 145 amends existing guidance on reporting gains and losses on the extinguishment of debt to prohibit the classification of the gain or loss as extraordinary, as the use of such extinguishments have become part of the risk management strategy of many companies. SFAS No. 145 also amends SFAS No. 13, Accounting for Leases, to require sale-leaseback accounting for certain lease modifications that have economic effects similar to sale-leaseback transactions. The provisions of SFAS No. 145 related to the rescission of SFAS No. 4, Reporting Gains and Losses from Extinguishment of Debt, were applied in fiscal years beginning after May 15, 2002. The provisions of SFAS No. 145 related to SFAS No. 13 were effective for transactions occurring after May 15, 2002. The adoption of SFAS No. 145 had no effect on the Partnership's financial statements.

                  In November 2002, FASB Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness to Others, an interpretation of FASB Statements No. 5, 57 and 107 and a Rescission of FASB Interpretation No. 34, was issued. This interpretation enhances the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees issued. The Interpretation also clarifies that a guarantor is required to recognize, at inception of a guarantee, a liability for the fair value of the obligation undertaken. The initial recognition and measurement provisions of the Interpretation were applicable to guarantees issued or modified after December 31, 2002 and the disclosure requirements were effective for financial statements of interim or annual periods ending after December 31, 2002. Application of this Interpretation had no effect on the Partnership's financial statements.

                                                                     (Continued)

              NORTHLAND CABLE PROPERTIES SEVEN LIMITED PARTNERSHIP

                          Notes to Financial Statements

                           December 31, 2003 and 2002

(4)      INCOME ALLOCATION

         All items of income, loss, deduction, and credit are allocated 99% to the Limited Partners and 1% to the General Partners until the Limited Partners have received aggregate cash distributions in an amount equal to aggregate capital contributions as defined in the limited partnership agreement. Thereafter, the General Partners receive 25% and the Limited Partners are allocated 75% of partnership income and losses. Cash distributions from operations will be allocated in accordance with the net income and net loss percentages then in effect. Prior to the General Partners receiving cash distributions from operations for any year, the Limited Partners must receive cash distributions in an amount equal to the lesser of (i) 50% of the Limited Partners' allocable share of net income for such year or (ii) the federal income tax payable on the Limited Partners' allocable share of net income using the then highest marginal federal income tax rate applicable to such net income. Any distributions other than from cash flow, such as from the sale or refinancing of a system or upon dissolution of the Partnership, will be determined according to contractual stipulations in the Partnership Agreement.

         The Limited Partners' total initial contributions to capital were $24,893,000 ($500 per partnership unit). As of December 31, 2003, $3,108,554 ($62.50 per partnership unit) had been distributed to the Limited Partners, and the Partnership has repurchased $65,000 of limited partnership units (130 units at $500 per unit).

(5)      TRANSACTIONS WITH GENERAL PARTNER AND AFFILIATES

         (a)      MANAGEMENT FEES

                  The General Partner receives a fee for managing the Partnership equal to 5% of the gross revenues of the Partnership, excluding revenues from the sale of cable television systems or franchises. Management fees charged to continuing operations by the General Partner were $696,815, $678,414, and $634,936, for 2003, 2002, and 2001,
                  respectively. Management fees charged to discontinued operations by the General Partner were $56,495, $289,107 and $294,751 in 2003, 2002 and 2001, respectively. Management fees are included as a component of general and administrative expenses in the accompanying statements of operations.

         (b)      REIMBURSEMENTS

                  The General Partner provides or causes to be provided certain centralized services to the Partnership and other affiliated entities. The General Partner is entitled to reimbursement from the Partnership for various expenses incurred by it or its affiliates on behalf of the Partnership allocable to its management of the Partnership, including travel expenses, pole and site rental, lease payments, legal expenses, billing expenses, insurance, governmental fees and licenses, headquarters' supplies and expenses, pay television expenses, equipment and vehicle charges, operating salaries and expenses, administrative salaries and expenses, postage and office maintenance.

                  The amounts billed to the Partnership are based on costs incurred by the General Partner in rendering the services. The costs of certain services are charged directly to the Partnership, based upon the personnel time spent by the employees rendering the service. The cost of other services is allocated to the Partnership and affiliates based upon relative size and revenue. Management believes that the methods used to allocate services to the Partnership are reasonable. Amounts charged to continuing

                                                                     (Continued)

              NORTHLAND CABLE PROPERTIES SEVEN LIMITED PARTNERSHIP

                          Notes to Financial Statements

                           December 31, 2003 and 2002

                  operations for these services were $857,809, $796,849, and $657,363, for 2003, 2002, and 2001, respectively. Amounts charged to discontinued operations for these services were $65,802, $293,126 and $315,678 in 2003, 2002 and 2001, respectively.

                  The Partnership has entered into operating management agreements with certain affiliates managed by the General Partner. Under the terms of these agreements, the Partnership or an affiliate serves as the managing agent for certain cable television systems and is reimbursed for certain operating, programming, and administrative expenses. The Partnership's continuing operations include $101,813, $107,689, and $140,027, net of payment made, under the terms of these agreements during 2003, 2002, and 2001, respectively. The Partnership's discontinued operations include $10,936, $38,056 and $42,043 of costs, under the terms of these agreements during 2003, 2002 and 2001, respectively.

                  Northland Cable Service Corporation (NCSC), an affiliate of the General Partner, was formed to provide billing system support to cable systems owned and managed by the General Partner. In addition, NCSC provides technical support associated with the build out and upgrade of Northland affiliated cable systems. Cable Ad Concepts, a subsidiary of NCSC, assists in the development of local advertising as well as billing for video commercial advertisements to be cablecast on Northland affiliated cable systems. In 2003, 2002, and 2001, the Partnership's continuing operations include $103,464, $200,504, and $304,272, respectively, for these services. Of this amount, $8,256 and $125,792 were capitalized in 2003 and 2002, respectively, related to the build out and upgrade of cable systems. The Partnership's discontinued operations include $31,371, $158,427, and $127,132 in 2003,
                  2002 and 2001, respectively, for these services. None of these amounts were capitalized.

         (c)      DUE FROM AFFILIATES

                  The receivable from the affiliates consists of the following:

                                            DECEMBER 31
                                         -----------------
                                          2003       2002
                                         -------    ------
Reimbursable operating costs, net        $28,670    30,104
Other amounts due from affiliates, net    38,572     4,272
                                         -------    ------
                                         $67,242    34,376
                                         =======    ======

         (d)      DUE TO GENERAL PARTNER AND AFFILIATES

                  The payable to the General Partner and affiliates consists of the following:

                                                                 DECEMBER 31
                                                           ----------------------
                                                             2003          2002
                                                           ---------      -------
Management fees                                            $ (27,100)     405,247
Reimbursable operating costs, net                             68,403      518,750
Other amounts due to General Partner and affiliates, net      10,490       49,026
                                                           ---------      -------
                                                           $  51,793      973,023
                                                           =========      =======

                                                                     (Continued)

              NORTHLAND CABLE PROPERTIES SEVEN LIMITED PARTNERSHIP

                          Notes to Financial Statements

                           December 31, 2003 and 2002

(6)      PROPERTY AND EQUIPMENT

         Property and equipment consists of the following:

                                  DECEMBER 31
                           -------------------------
                              2003           2002
                           -----------    ----------
Land and buildings         $   885,708       968,357
Distribution plant          23,444,488    37,863,988
Other equipment              2,107,671     2,844,071
Leasehold improvements          26,178        31,593
Construction in progress       124,095        20,955
                           -----------    ----------
                           $26,588,140    41,728,964
                           ===========    ==========

(7)      ACCOUNTS PAYABLE AND ACCRUED EXPENSES

         Accounts payable and accrued expenses consists of the following:

                              DECEMBER 31
                       -----------------------
                          2003         2002
                       ----------    ---------
Accounts payable       $  138,505       93,194
Program license fees      368,285    1,142,669
Interest                  186,244      338,865
Franchise fees            205,942      333,318
Pole rental               109,656      223,645
Payroll                    65,384      106,043
Taxes                      88,788      184,071
Copyright fees             30,486       44,760
Other                       5,544       32,937
                       ----------    ---------
                       $1,198,834    2,499,502
                       ==========    =========

(8)      NOTE PAYABLE

         On November 6, 2003, the Partnership refinanced its existing credit facility with a new lender, referred to herein as the Refinanced Credit Facility. In connection with terminating the former credit facility, the Partnership wrote off remaining loan fee assets and accrued interest liabilities, which resulted in a gain on extinguishment of debt of $35,591. The Refinanced Credit Facility establishes a term loan in the amount of $21,500,000, the proceeds from which were used to repay the Partnership's existing credit facilities, to provide working capital and for other general purposes. The Refinanced Credit Facility matures on March 31, 2009 and requires the Partnership to make quarterly principal payments beginning March 31, 2004.

         The interest rate per annum applicable to the Refinanced Credit Facility is a fluctuating rate of interest measured by reference to either: (i) the U.S. dollar prime commercial lending rate announced by the lender ("Base Rate"), plus a borrowing margin; or (ii) the London interbank offered rate ("LIBOR"), plus a borrowing margin. The applicable borrowing margins vary, based on the Partnership's leverage ratio from 2.75% to 3.50% for Base Rate loans and from 3.75% to 4.50% for LIBOR loans.

                                                                     (Continued)

              NORTHLAND CABLE PROPERTIES SEVEN LIMITED PARTNERSHIP

                          Notes to Financial Statements

                           December 31, 2003 and 2002

In addition, in the event the Partnership prepays the Refinanced Credit Facility in excess of $5,375,000 prior to the third anniversary of the closing of the refinancing transaction, the Partnership would be required to pay a Prepayment Fee to the lender, as defined by the terms of the Refinanced Credit Facility.

Details of the Partnership's note payable are as follows:

                                                                       2003           2002
                                                                    -----------    ----------
Term loan, collateralized by a first lien position on all present and future assets of the Partnership. Interest rates vary;
  5.67% at December 31, 2003. Graduated principal payments
  plus interest are due quarterly beginning March 31, 2004
  until maturity on March 31, 2009.                                 $21,500,000    39,800,000

Term loan, secured by parcel of land purchased with proceeds.
  This loan was paid off in full upon completion of the
  refinance transaction described above.                                     --       158,106

Term loan, secured by parcel of land purchased with proceeds.
  This loan was paid off in full upon completion of
  the refinance transaction described above                                  --        96,079
                                                                    -----------    ----------
                                                                    $21,500,000    40,054,185
                                                                    ===========    ==========

Annual maturities of the note payable after December 31, 2003, are as follows:

2004   $ 3,225,000
2005     3,440,000
2006     3,655,000
2007     4,515,000
2008     5,375,000
2009     1,290,000
       -----------
       $21,500,000
       ===========

The Refinanced Credit Facility contains a number of covenants, which among other things, require the Partnership to comply with specified financial ratios, including maintenance, as tested on a quarterly basis, of: (A) a Maximum Total Leverage Ratio (the ratio of Funded Debt to Annualized EBITDA (as defined)) of not more than 4.75 to 1.00 initially, decreasing over time to 3.50 to 1.00; (B) a Minimum Interest Coverage Ratio (the ratio of Annualized EBITDA (as defined) to aggregate Interest Expense for the immediately preceding four consecutive fiscal quarters) of not less than 2.50 to 1.00 initially, increasing over time to 3.50 to 1.00; (C) a Minimum Total Debt Service Coverage Ratio (the ratio of Annualized EBITDA (as defined) to the Partnership's debt service obligations for the following twelve months) of not less than 1.00 to 1.00 initially, increasing over time to 1.10 to 1.00; and (D) Maximum Capital Expenditures of not more than $850,000 in the fourth quarter of 2003, and $2,500,000 in each subsequent fiscal year. As of December 31, 2003, the Partnership was in compliance with the covenants required by the Refinanced Credit Facility.

                                                                     (Continued)

              NORTHLAND CABLE PROPERTIES SEVEN LIMITED PARTNERSHIP

                          Notes to Financial Statements

                           December 31, 2003 and 2002

(9)      INCOME TAXES

         Income taxes have not been recorded in the accompanying financial statements because they are obligations of the partners. The federal and state income tax returns of the Partnership are prepared and filed by the General Partner.

         The tax returns, the qualification of the Partnership as such for tax purposes, and the amount of distributable partnership income or loss are subject to examination by federal and state taxing authorities. If such examinations result in changes with respect to the Partnership's qualification or in changes with respect to the income or loss, the tax liability of the partners would likely be changed accordingly.

         There was no taxable income to the Limited Partners in any of the three years in the period ended December 31, 2003. Generally, subject to the allocation procedures discussed in the following paragraph, taxable income to the Limited Partners is different from that reported in the statement of operations principally due to the differences in depreciation and amortization expense allowed for tax purposes and that amount recognized under accounting principles generally accepted in the United States of America. Traditionally, there were no other significant differences between taxable income and the net loss reported in the statements of operations.

         The Partnership agreement provides that tax losses may not be allocated to the Limited Partners if such loss allocation would create a deficit in the Limited Partners' Capital Account. Such excess losses are reallocated to the General Partner (Reallocated Limited Partner Losses). In subsequent years, 100% of the Partnership's net income is allocated to the General Partner until the General Partner has been allocated net income in amounts equal to the Reallocated Limited Partner Losses.

         Under current federal income tax laws, a partner's allocated share of tax losses from a partnership is allowed as a deduction on his individual income tax return only to the extent of the partner's adjusted basis in his partnership interest at the end of the tax year. Any excess losses over adjusted basis may be carried forward to future tax years and are allowed as deductions to the extent the partner has an increase in his adjusted basis in the Partnership through either an allocation of partnership income or additional capital contributions to the Partnership.

         In addition, current tax law does not allow a taxpayer to use losses from a business activity in which he does not materially participate (a passive activity, e.g., a Limited Partner in a limited partnership) to offset other income such as salary, active business income, dividends, interest, royalties, and capital gains. However, such losses can be used to offset other income from passive activities. Disallowed losses can be carried forward indefinitely to offset future income from passive activities. Disallowed losses can be used in full when the taxpayer recognizes gain or loss upon the disposition of his entire interest in the passive activity.

                                                                     (Continued)

              NORTHLAND CABLE PROPERTIES SEVEN LIMITED PARTNERSHIP

                          Notes to Financial Statements

                           December 31, 2003 and 2002

(10)     COMMITMENTS AND CONTINGENCIES

         (a)      LEASE ARRANGEMENTS

                  The Partnership leases certain office facilities and other sites under leases accounted for as operating leases. Rental expense attributable to continuing operations, related to these leases was $39,983, $38,365, and $38,374, in 2003, 2002, and 2001, respectively. Rental expense attributable to discontinued operations, related to these leases was $7,065, $36,106, and $36,485, in 2003, 2002, and 2001, respectively.
                  Minimum lease payments through the end of the lease terms are as follows:

2004   $49,104
2005    35,904
2006    13,038
2007       708
       -------
       $98,754
       =======

                  The Partnership also rents utility poles in its operations. Generally, pole rentals are cancelable on short notice, but the Partnership anticipates that such rentals will recur. Rent expense incurred for pole rentals attributable to continuing operations for the years ended December 31, 2003, 2002 and 2001 was $172,742, $192,720 and $195,686. Rent expense incurred for pole rentals attributable to discontinued operations for the years ended December 31, 2003, 2002 and 2001 was $29,440, $137,536 and $141,242.

         (b)      EFFECTS OF REGULATIONS

                  The operation of a cable system is extensively regulated at the federal, local, and, in some instances, state levels. The Cable Communications Policy Act of 1984, the Cable Television Consumer Protection and Competition Act of 1992 (the 1992 Cable Act), and the 1996 Telecommunications Act (the 1996 Telecom Act, and, collectively, the Cable Act) establish a national policy to guide the development and regulations of cable television systems. The Federal Communications Commission (FCC) has principal responsibility for implementing the policies of the Cable Act. Many aspects of such regulation are currently the subject of judicial proceedings and administrative or legislative proposals. Legislation and regulations continue to change.

                  Cable Rate Regulation - Although the FCC established the rate regulatory scheme pursuant to the 1992 Cable Act, local municipalities, commonly referred to as local franchising authorities, are primarily responsible for administering the regulation of the lowest level of cable service called the basic service tier. The basic service tier typically contains local broadcast stations and public, educational, and government access channels. Before a local franchising authority begins basic service rate regulation, it must certify to the FCC that it will follow applicable federal rules. Many local franchising authorities have voluntarily declined to exercise their authority to regulate basic service rates.

                                                                     (Continued)

              NORTHLAND CABLE PROPERTIES SEVEN LIMITED PARTNERSHIP

                          Notes to Financial Statements

                           December 31, 2003 and 2002

In a particular effort to ease the regulatory burden on small cable systems, the FCC created special rate rules applicable for systems with fewer than 15,000 subscribers owned by an operator with fewer than 400,000 subscribers. The special rate rules allow for a simplified cost-of-service showing for basic service tier programming. All of Northland's systems are eligible for these simplified cost-of-service rules, and have calculated rates in accordance with those rules.

Electric Utility Entry into Telecommunications and Cable Television - The 1996 Telecom Act provides that registered utility holding companies and subsidiaries may provide telecommunications services, including cable television, notwithstanding the Public Utility Holding Company Act. Electric utilities must establish separate subsidiaries, known as "exempt telecommunications companies" and must apply to the FCC for operating authority. Like telephone companies, electric utilities have substantial resources at their disposal, and could be formidable competitors to traditional cable systems. Several of these utilities have been granted broad authority to engage in activities that could include the provision of video programming.

Must Carry and Retransmission Consent - The 1992 Cable Act contains broadcast signal carriage requirements. Broadcast signal carriage is the transmission of broadcast television signals over a cable system to cable customers. These requirements, among other things, allow local commercial television broadcast stations to elect once every three years between "must carry" status or "retransmission consent" status. Less popular stations typically elect must carry, which is the broadcast signal carriage rule that allows local commercial television broadcast stations to require a cable system to carry the station. Must carry requests can dilute the appeal of a cable system's programming offerings because a cable system with limited channel capacity may be required to forego carriage of popular channels in favor of less popular broadcast stations electing must carry. More popular stations, such as those affiliated with a national network, typically elect retransmission consent, which is the broadcast signal carriage rule that allows local commercial television broadcast stations to negotiate terms (such as mandating carriage of an affiliated cable network or a digital broadcast signal) for granting permission to the cable operator to carry the stations. Retransmission consent demands may require substantial payments or other concessions.

Access Channels - Local franchising authorities can include franchise provisions requiring cable operators to set aside certain channels for public, educational and governmental access programming. Federal law also requires cable systems to designate a portion of their channel capacity, up to 15% in some cases, for commercial leased access by unaffiliated third parties. The FCC has adopted rules regulating the terms, conditions and maximum rates a cable operator may charge for commercial leased access use.

Inside Wiring - In an order issued in 1997, the FCC established rules that require an incumbent cable operator upon expiration of a multiple dwelling unit service contract to sell, abandon or remove "home run" wiring that was installed by the cable operator in a multiple dwelling unit building. These inside wiring rules are expected to assist building owners in their attempts to replace existing cable operators with new programming providers who are willing to pay the building owner a fee, where this fee is permissible.

                                                                     (Continued)

              NORTHLAND CABLE PROPERTIES SEVEN LIMITED PARTNERSHIP

                          Notes to Financial Statements

                           December 31, 2003 and 2002

         State and Local Regulation - Cable television systems generally are operated pursuant to nonexclusive franchises granted by a municipality or other state or local government entity in order to cross public rights-of-way. Federal law now prohibits local franchising authorities from granting exclusive franchises or from unreasonably refusing to award additional or renew existing franchises.

         Cable franchises generally are granted for fixed terms and in many cases include monetary penalties for noncompliance and may be terminable if the franchisee fails to comply with material provisions. The specific terms and conditions of franchises vary materially among jurisdictions. Each franchise generally contains provisions governing cable operations, service rates, franchising fees, system construction and maintenance obligations, system channel capacity, design and technical performance, customer service standards, and indemnification protections. A number of states subject cable systems to the jurisdiction of centralized state governmental agencies, some of which impose regulation of a character similar to that of a public utility. Although local franchising authorities have considerable discretion in establishing franchise terms, there are certain federal limitations. For example, local franchising authorities cannot insist on franchise fees exceeding 5% of the system's gross cable-related revenues, cannot dictate the particular technology used by the system, and cannot specify video programming other than identifying broad categories of programming.

         Federal law contains renewal procedures designed to protect incumbent franchisees against arbitrary denials of renewal. Even if a franchise is renewed, the local franchising authority may seek to impose new and more onerous requirements, such as significant upgrades in facilities and service or increased franchise fees as a condition of renewal. Historically, most franchises have been renewed and transfer consents granted to cable operators that have provided satisfactory services and have complied with the terms of their franchise.

(11)     System Sale

         On March 11, 2003, the Partnership sold the operating assets and franchise rights of its Washington Systems. The Washington Systems were sold at a price of approximately $20,340,000 of which the Partnership received approximately $19,280,000 at closing. The sales price was adjusted at closing for the proration of certain revenues and expenses and approximately $1,060,000 will be held in escrow and released to the Partnership one year from the closing of the transaction, subject to general representations and warranties. As of December 31, 2003, $1,120,494 related to this holdback and other amounts due were reflected as system sale receivable in the accompanying balance sheet. Historically, the Partnership has entered into similarly structured transactions, and has collected the amount held in escrow. Substantially all of the proceeds were used to pay down amounts outstanding under the Partnership's credit agreement.

                                                                     (Continued)

              NORTHLAND CABLE PROPERTIES SEVEN LIMITED PARTNERSHIP

                          Notes to Financial Statements

                           December 31, 2003 and 2002

The sale was made pursuant to an offer by Wave Division Networks, LLC, which was formalized in a Purchase and Sale Agreement dated October 28, 2002. Based on the offer made by Wave Division Networks, LLC, management determined that acceptance would be in the best economic interest of the Partnership, and that the sale was not a result of declining or deteriorating operations nor was it necessary to create liquidity or reduce outstanding debt. It is the opinion of management that the Partnership could have continued existing operations and met all obligations as they became due.

As of December 31, 2002, the transaction was subject to certain closing conditions, including the prospective buyer obtaining and providing evidence of financing sufficient to complete the transaction. As the sale of the assets was not probable, the assets associated with the transaction were considered to be held for use, as defined in SFAS No. 144, at December 31, 2002. In January 2003, the prospective buyer provided the Partnership with the evidence of financing and the transaction closed in March 2003 as discussed above.

The assets and liabilities attributable to the Washington Systems as of December 31, 2002 consist of the following:

Cash                                         $  157,838
Accounts receivable                             242,211
Prepaid expense                                  15,819
Property and equipment (net of accumulated
  depreciation of $10,816,079)                5,215,097
Franchise agreements (net of accumulated
  amortization of $528,415)                     961,053
Goodwill (net of accumulated amortization
  of $70, 130)                                  152,799
                                             ----------
  Total assets                               $6,744,817
                                             ==========
Accounts payable and accrued expenses           640,073
Deposits                                          2,025
Subscriber prepayments                          356,192
                                             ----------
  Total liabilities                          $  998,290
                                             ==========

                                                                     (Continued)

              NORTHLAND CABLE PROPERTIES SEVEN LIMITED PARTNERSHIP

                          Notes to Financial Statements

                           December 31, 2003 and 2002

         In addition, the revenue, expenses and other items attributable to the operations of the Washington Systems for the period from January 1, 2003 to March 11, 2003 (the date of the sale of the Washington Systems), and for the years ended December 31, 2002 and 2001 have been reported as discontinued operations in the accompanying statements of operations, and include the following:

                                                    2003             2002            2001
                                                ------------      ----------      ----------
Service revenues                                $  1,129,917       5,782,162       5,895,024

Expenses:
  Operating (including $16,803, $86,892
     and $110,624 paid to affiliates in 2003,
     2002 and 2001, respectively)                    130,421         569,914         610,078
  General and administrative (including
     $121,130, $568,486 and $536,589
     paid to affiliates in 2003, 2002 and
     2001, respectively)                             283,905       1,426,704       1,409,543
  Programming (including $26,671,
     $123,338 and $132,392 paid to affiliates
     in 2003, 2002 and 2001, respectively)           388,584       1,839,631       1,572,563
  Depreciation and amortization                      183,930       1,162,847       1,067,137
                                                ------------      ----------      ----------
Income from operations                               143,077         783,066       1,235,703
Other income (expense):
  Interest expense and amortization of
     loan fees                                      (491,417)     (1,846,422)     (1,500,323)
  Gain on sale of systems                         14,027,857              --               -
                                                ------------      ----------      ----------
Income (loss) from operations of
  Washington Systems, net                       $ 13,679,517      (1,063,356)       (264,620)
                                                ============      ==========      ==========

         In accordance with EITF 87-24, "Allocation of Interest to Discontinued Operations", the Partnership allocated interest expense to discontinued operations using the historic weighted average interest rate applicable to the Partnership's credit facility and approximately $18,713,000 in principal payments, which were applied to the credit facility as a result of the sale of the Washington Systems.

(12)     SOLICITATION OF INTEREST FROM POTENTIAL BUYERS

         The General Partner has been working with a nationally recognized brokerage firm to solicit interest from potential buyers for the Partnership's cable systems. In September 2003, the broker contacted numerous potential purchasers and solicited their respective expressions of interest. In response to that solicitation, several qualified purchasers have expressed various degrees of interest in purchasing one or more of the cable systems owned by the Partnership. The General Partner is working to further clarify the level of interest of each interested party, with a goal of determining which of those parties is sufficiently committed to a possible purchase of the systems. The General Partner will offer such parties a due diligence review period, which will take place through April of 2004, and anticipates that formal bids will be solicited and received once this process is complete in May of 2004. Any bids received will then be evaluated.

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